OFFER TO PURCHASE FOR CASH UP TO
                    222,222 SHARES OF COMMON STOCK
     (INCLUDING THE ASSOCIATED PREFERRED SHARED PURCHASE RIGHTS)
                AT A PURCHASE PRICE OF $13.50 PER SHARE


NOTE:  SIGNATURES MUST BE PROVIDED BELOW.  PLEASE READ THE ACCOMPANYING
                        INSTRUCTIONS CAREFULLY.


October 1, 2002



To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 1, 2002, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Community Bancorp, Inc., a Massachusetts corporation (the "Company"), to purchase for cash up to 222,222 shares of its common stock, par value $2.50 per share (including the associated Preferred Shared Purchase Rights [the "Rights"], the "Shares"), at a price of $13.50 (the "Purchase Price") per Share, upon the terms and subject to the conditions of the Offer. Unless the Rights become exercisable or separately tradeable prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares include the associated Rights.

All Shares validly tendered prior to the Expiration Date will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

If, prior to the Expiration Date, more than 222,222 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who validly tender their Shares and then on a pro rata basis from all other shareholders whose Shares are validly tendered.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

 1. The Offer is not conditioned on any minimum number of Shares being endered. The Offer is, however, subject to certain other conditions set forth in the Offer.

 2. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., E.S.T., on November 1, 2002, unless the Company extends the Offer.

 3. The Offer is for up to 222,222 Shares, constituting approximately 3.7% of the Shares outstanding as of August 31, 2002.

 4. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

 5. If you owned beneficially as of the close of business on September 30, 2002, and continued to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares before the expiration of the Offer and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., E.S.T., ON NOVEMBER 1, 2002, UNLESS THE COMPANY EXTENDS THE OFFER.

As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 222,222 Shares (or such greater number of Shares as the Company elects to purchase) are validly tendered at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

  (a) first, all Shares validly tendered prior to the Expiration Date by any Odd Lot Owner who:

      (1) tenders all Shares beneficially owned by such Odd Lot Owners (partial tenders will not qualify for this preference); and

      (2)  completes the section captioned "Odd Lots" on the Letter of

           Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

  (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdictions. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act.

                          INSTRUCTION FORM
                          ----------------

            WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                UP TO 222,222 SHARES OF COMMON STOCK
      (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                      OF COMMUNITY BANCORP, INC.
               AT A PURCHASE PRICE OF $13.50 PER SHARE


The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 1, 2002 and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Community Bancorp, Inc., a Massachusetts corporation (the "Company"), to purchase for cash up to 222,222 shares of its common stock, par value $2.50 per share (including the associated Preferred Share Purchase Rights [the "Rights"], the "Shares"), at a price of $13.50 per Share (the "Purchase Price"), upon the terms and subject to the conditions of the Offer. Unless the Rights become exercisable or separately tradeable prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares include the associated Rights.

All Shares validly tendered at the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, pursuant to the terms and subject to the conditions of the Offer.

Aggregate number of Shares to
    be tendered by you for us: _____________________  Shares*.

ODD LOTS

[ ] By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on September 30, 2002, and will continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

* Unless otherwise indicated, all of the Shares, including the associated Rights, held for the account of the undersigned will be tendered.

Signature(s)


_________________________________


_________________________________


_________________________________


Dated: ____________________, 2002



Name(s) and Address(es) (Please Print)


_________________________________


_________________________________


_________________________________


Area Code and Telephone Number: ___________________________

Taxpayer Identification or
  Social Security Number: _________________________________



Enclosures